Exhibit 99.1

Super Micro Computer Inc. Provides Second Quarter Financial Update and Schedules Conference Call to Announce Final Financial Results

SAN JOSE, Calif., January 5, 2009 (BUSINESS WIRE)—Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today provided preliminary information regarding its financial results for the second fiscal quarter ended December 31, 2008.

The company also announced that it will report its final financial results for its second quarter fiscal year 2009 on Wednesday, January 28, 2009, immediately after the close of regular trading, followed by a teleconference beginning at 2:00 p.m. (Pacific Time).

The company now anticipates that it will report revenue for its second quarter of fiscal 2009 in the range of $127 to $129 million. This compares to the company’s previous guidance range of $140 to $150 million. The company’s lower revenue is a result of the severe general economic conditions experienced during the quarter which has delayed buying decisions of customers as they seek better visibility into IT spending trends for servers and storage.

The company also anticipates that its non-GAAP earnings per share will be in a range of $0.15 to $0.16. This compares to the company’s previous guidance of $0.18 to $0.22 per share. The lower earnings per share guidance results primarily from lower revenue volume.

“The results for the second fiscal quarter reflect the severe economic contraction experienced since the financial crisis began in September. The overall economy impacted our customers during the quarter as they delayed buying decisions until they have better visibility. While we continued to experience strong demand in December, it was not enough of offset the slowdown experienced in November,” said Charles Liang, CEO of Supermicro. “Our company has a strong balance sheet and cash position, and is well positioned for the second half fiscal 2009. In particular, in late December, the company announced a number of new low cost but high volume potential server solutions to extend its offerings in the price sensitive small business and home office markets in addition to preparing for the big launch of new servers based on Intel’s Nehalem processor. We are taking the necessary steps to control costs during this period of uncertainty. We will provide guidance for the quarter ending March 31 at the time of our earnings call later this month.”

Howard Hideshima will be presenting at the Needham Growth Conference in New York on Tuesday, January 6, 2009, at 2:30 p.m. ET/ 11:30 a.m. PT.

Conference Call/Webcast Information for January 28, 2009

Supermicro will hold a teleconference to announce its final second fiscal quarter financial results on January 28, 2009, beginning at 2 p.m. Pacific time. Those wishing to participate in the conference call should call 1-888-637-7738 (international callers dial 1-913-981-5536) a few minutes prior to the call’s start to register. A replay of the call will be available through 11:59 p.m. (Eastern Time) on Wednesday, February 4, by dialing 1-888-203-1112 (international callers dial 1-719-457-0820) and entering replay PIN 2990334.

Those wishing to access the live or archived webcast via the Internet should go to the Investor Relations tab of the Supermicro website at www.Supermicro.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

About Super Micro Computer, Inc.

Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These Server Building Block Solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com, or call the San Jose, CA headquarters at +1 408-503-8000.

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Investor Relations Contact:

Perry G. Hayes

SVP, Investor Relations

Super Micro Computer, Inc.

(408) 895-6570

PerryH@Supermicro.com